Exhibit 10.1

HLSS SERVICER ADVANCE RECEIVABLES TRUST

as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

HLSS HOLDINGS, LLC,

as Administrator and as Servicer (on and after the MSR Transfer Date)

and

OCWEN LOAN SERVICING, LLC,

as a Subservicer and as Servicer (prior to the MSR Transfer Date)

and

BARCLAYS BANK PLC,

as Administrative Agent

SERIES 2012-T2

INDENTURE SUPPLEMENT

Dated as of October 17, 2012

to

SECOND AMENDED AND RESTATED INDENTURE

Dated as of September 13, 2012

HLSS SERVICER ADVANCE RECEIVABLES TRUST

ADVANCE RECEIVABLES BACKED NOTES,

SERIES 2012-T2

- i -

THIS SERIES 2012-T2 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of October 17, 2012, is made by and among HLSS SERVICER ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a Delaware limited liability company (“HLSS”), as Administrator on behalf of the Issuer, as owner of the economics associated with the servicing under the Designated Servicing Agreements, and, from and after the MSR Transfer Date (as defined below), as Servicer under the Designated Servicing Agreements, OCWEN LOAN SERVICING, LLC (“OLS”), as a Subservicer, and as Servicer prior to the MSR Transfer Date, and BARCLAYS BANK PLC (“Barclays”), a public limited company formed under the laws of England and Wales, as Administrative Agent (as defined below). This Indenture Supplement relates to and is executed pursuant to that certain Second Amended and Restated Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”) supplemented hereby, dated as of September 13, 2012, among the Issuer, the Servicer, the Administrator and the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and the Administrative Agent, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Notes, the Series 2012-T2 Notes (the “Series 2012-T2 Notes”). The parties are entering this Indenture Supplement to document the terms of the issuance of the Series 2012-T2 Notes, which provides for the issuance of Notes in multiple series from time to time. The Series 2012-T2 Notes are issued in eight (8) Classes of Term Notes (Class A-1-T2, Class A-2-T2, Class B-1-T2, Class B-2-T2, Class C-1-T2, Class C-2-T2, Class D-1-T2 and Class D-2-T2), with the Initial Note Balances, Stated Maturity Dates, Revolving Period, Note Interest Rates, Expected Repayment Dates and other terms as specified in this Indenture Supplement, to be known as the Advance Receivables Backed Notes, Series 2012-T2, secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Holders of the Series 2012-T2 Notes and all other Series of Notes issued under the Indenture as described therein. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 1.	Creation of Series 2012-T2 Notes.

There are hereby created, effective as of the Issue Date, the Series 2012-T2 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “HLSS Servicer Advance Receivables Trust 2012-T2 Advance Receivables Backed Notes, Series 2012-

T2 Notes.” The Series 2012-T2 Notes shall not be subordinated to any other Series of Notes. The Series 2012-T2 Notes are issued in eight Classes of Term Notes. The proceeds from the sale of the Series 2012-T2 Notes shall be used to redeem in full those certain HLSS Servicer Advance Receivables Trust 2012-T1 Advance Receivables Backed Notes, Series 2012-T1 Notes issued pursuant to that certain Indenture Supplement, dated as of September 13, 2012, among the Issuer, the Servicer, the Administrator and the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and the Administrative Agent and to reduce the outstanding amounts drawn on the Series 2012-VF1 Notes, issued pursuant to that certain Indenture Supplement, dated as of September 13, 2012, among the Issuer, the Servicer, the Administrator and the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and the Administrative Agent.

Section 2.	Defined Terms.

With respect to the Series 2012-T2 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2012-T2 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, Barclays Bank PLC, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, together, Barclays Bank PLC, Wells Fargo Securities, LLC and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rates”: On any date of determination with respect to each Receivable related to any Class of Series 2012-T2 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below; provided, that in the event the Servicer’s (prior to the MSR Transfer Date) or the related Subservicer’s (on and after the MSR Transfer Date) sub-prime servicer rating is reduced below “Average,” the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates prior to such ratings reduction minus 5.00%; and provided, that the Advance Rates applicable to the Receivables related to any Class of Notes shall each be reduced by the Advance Rate Reduction Factor for such Class of Notes when the related Weighted Average Foreclosure Timeline exceeds fifteen (15) months; and provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable.

Advance Type / Class of Notes	Class A-T2 Term Notes	Class B-T2 Term Notes	Class C-T2 Term Notes	Class D-T-2 Term Notes
P&I Advances (other than Servicing Fee Advances) in Non-Judicial States	90.50%	92.00%	93.50%	94.25%
P&I Advances (other than Servicing Fee Advances) in Judicial States	80.25%	86.75%	89.50%	92.25%
Servicing Fee Advances in Non-Judicial States	80.25%	86.00%	88.75%	91.50%
Servicing Fee Advances in Judicial States	45.25%	64.75%	74.50%	84.00%
Escrow Advances in Non-Judicial States	89.50%	91.00%	92.50%	93.25%
Escrow Advances in Judicial States	69.50%	79.50%	84.00%	88.50%
Corporate Advances in Non-Judicial States	85.75%	88.75%	91.00%	93.00%
Corporate Advances in Judicial States	74.25%	81.50%	85.75%	89.50%

“Advance Rate Reduction Factor” means, for any Class of Series 2012-T2 Notes, the product of (i) the quotient of the Note Interest Rate for such Class divided by 12, and (ii) the number of months by which the Weighted Average Foreclosure Timeline exceeds fifteen (15) months.

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Non-Recoverable Advance Amount on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all non-delinquent Mortgage Loans serviced under such Designated Servicing Agreement.

“Applicable Rating” means the rating assigned to each Class of the Series 2012-T2 Notes by S&P, as the Note Rating Agency, upon the issuance of such Class as set forth below:

(i)	Class A-1-T2 Term Notes: AAA(sf);

(ii)	Class A-2-T2 Term Notes: AAA(sf);

(iii)	Class B-1-T2 Term Notes: AA(sf);

(iv)	Class B-2-T2 Term Notes: AA(sf);

(v)	Class C-1-T2 Term Notes: A(sf);

(vi)	Class C-2-T2 Term Notes: A(sf);

(vii)	Class D-1-T2 Term Notes: BBB(sf); and

(viii)	Class D-2-T2 Term Notes: BBB(sf).

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Class A-1-T2 Term Notes” means, the Term Notes, Class A-1-T2, issued hereunder by the Issuer having an Initial Note Balance of $215,067,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class A-2-T2 Term Notes” means, the Term Notes, Class A-2-T2, issued hereunder by the Issuer having an Initial Note Balance of $387,121,000.

“Class A-T2 Term Notes” means, either or both of the Class A-1-T2 Term Notes or Class A-2-T2 Term Notes, as applicable.

“Class B-1-T2 Term Notes” means, the Term Notes, Class B-1-T2, issued hereunder by the Issuer having an Initial Note Balance of $17,807,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class B-2-T2 Term Notes” means, the Term Notes, Class B-2-T2, issued hereunder by the Issuer having an Initial Note Balance of $32,053,000.

“Class B-T2 Term Notes” means, either or both of the Class B-1-T2 Term Notes or Class B-2-T2 Term Notes, as applicable.

“Class C-1-T2 Term Notes” means, the Term Notes, Class C-1-T2, issued hereunder by the Issuer having an Initial Note Balance of $8,903,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class C-2-T2 Term Notes” means, the Term Notes, Class C-2-T2, issued hereunder by the Issuer having an Initial Note Balance of $16,026,000.

“Class C-T2 Term Notes” means, either or both of the Class C-1-T2 Term Notes or Class C-2-T2 Terms Notes, as applicable.

“Class D-1-T2 Term Notes” means, the Term Notes, Class D-1-T2, issued hereunder by the Issuer having an Initial Note Balance of $8,223,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class D-2-T2 Term Notes” means, the Term Notes, Class D-2-T2, issued hereunder by the Issuer having an Initial Note Balance of $14,800,000.

“Class D-T2 Term Notes” means, either or both of the Class D-1-T2 Term Notes or Class D-2-T2 Term Notes, as applicable.

“Corporate Trust Office” means with respect to the Series 2012-T2 Notes, the office of the Indenture Trustee at which at any particular time its corporate trust business will be administered, which office at the date hereof is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – OC12S7.

“CRD” means the Capital Requirements Directive, as amended by Article 122a (effective as of January 1, 2011) and as the same may be further amended, restated or otherwise modified.

“Expected Repayment Date” means:

(i)	for the Class A-1-T2 Term Notes, October 15, 2013;

(ii)	for the Class A-2-T2 Term Notes, October 15, 2015;

(iii)	for the Class B-1-T2 Term Notes, October 15, 2013;

(iv)	for the Class B-2-T2 Term Notes, October 15, 2015;

(v)	for the Class C-1-T2 Term Notes, October 15, 2013;

(vi)	for the Class C-2-T2 Term Notes, October 15, 2015;

(vii)	for the Class D-1-T2 Term Notes, October 15, 2013; and

(viii)	for the Class D-2-T2 Term Notes, October 15, 2015.

“Expense Rate” means, as of any date of determination, with respect to the Series 2012-T2 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals (A) the sum of (1) the product of the Series Allocation Percentage for such Series multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to any payments to the Holders of the Series 2012-T2 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (B) the aggregate amount of related Series Fees payable by the Issuer on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2012-T2 Notes at the close of business on such date.

“General Reserve Required Amount” means with respect to any Payment Date or Interim Payment Date, as the case may be, for the Series 2012-T2 Notes, an amount equal to on any Payment Date or Interim Payment Date six month’s interest calculated at the Senior Rate on the Note Balance of each Class of Series 2012-T2 Notes as of such Payment Date or Interim Payment Date, as the case may be.

“Group 1 Notes” means, collectively, the Class A-1-T2 Notes, Class B-1-T2 Notes, Class C-1-T2 Notes and Class D-1-T2 Notes.

“Group 2 Notes” means, collectively, the Class A-2-T2 Notes, Class B-2-T2 Notes, Class C-2-T2 Notes and Class D-2-T2 Notes.

“Initial Note Balance” means, for any Note or for any Class of Notes, the Note Balance of such Note upon issuance, as follows:

(i)	Class A-1-T2 Term Notes: $215,067,000;

(ii)	Class A-2-T2 Term Notes: $387,121,000;

(iii)	Class B-1-T2 Term Notes: $17,807,000;

(iv)	Class B-2-T2 Term Notes: $32,053,000;

(v)	Class C-1-T2 Term Notes: $8,903,000;

(vi)	Class C-2-T2 Term Notes: $16,026,000;

(vii)	Class D-1-T2 Term Notes: $8,223,000; and

(viii)	Class D-2-T2 Term Notes: $14,800,000.

“Interest Accrual Period” means, for the Series 2012-T2 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date with respect to any Class, the Issue Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2012-T2 Notes on any Payment Date shall be determined based on an assumed 30-day Interest Accrual Period.

“Interest Day Count Convention” means 30 days divided by 360 other than with respect to the Initial Payment Date which is 28 days divided by 360.

“Issue Date” means October 17, 2012.

“Low Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance less than $10,000,000, or (ii) contain fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent that such Receivable Balances, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Low Threshold Servicing Agreements, cause the total Receivable Balances attributable to Low Threshold Servicing Agreements to exceed 2.00% of the total Receivable Balances of all Receivables included in the Facility.

“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date and (B) the aggregate of all Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for Mortgage Loans that are serviced under such Designated Servicing Agreement on such date.

“Middle Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, or (ii) contain at least 50 but less than 125 Mortgage Loans, as of the end of the most recently concluded calendar month, to the extent the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Receivables outstanding with respect to Middle Threshold Servicing Agreements, cause the total Receivable Balances attributable to Middle Threshold Servicing Agreements to exceed 8.00% of the aggregate of the Receivable Balances of all Receivables included in the Facility.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such month by (ii) the aggregate Receivable Balances funded by the Servicer using its own funds or facility funds as of the close of business on the last day of the Monthly Advance Collection Period.

“MSRs” means mortgage servicing rights and/or rights to mortgage servicing rights, as applicable.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Current Mortgage Loan, the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a Delinquent Mortgage Loan, the product of (a) the market value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds.

“Note Interest Rate” means, with respect to the Series 2012-T2 Notes, the applicable Senior Rate, provided that: (i) on any day on which a Facility Early Amortization Event or an Event of Default shall have occurred and shall be continuing at the opening of business on such day, the “Note Interest Rate” for any Class of Notes shall equal the applicable Senior Rate, plus 3.00% per annum or (ii) in the event that any Class of Notes is not refinanced on the Expected Repayment Date, the “Note Interest Rate” of such Class of Notes shall equal the Senior Rate, plus 1.00% per annum.

“Note Rating Agency” means, for the Series 2012-T2 Notes, S&P.

“PSA Stressed Non-Recoverable Advance Amount” means as of any date of determination, the sum of:

(i) for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii) for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (i) Total Advances related to such Mortgage Loans on such date over (ii) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii) for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv) for all Mortgage Loans that are related to REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related REO Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero.

“Redemption Percentage” means, for the Series 2012-T2 Notes, 10%.

“Senior Rate” means, for (i) the Class A-1-T2 Term Notes will be a rate per annum equal to 1.34%; (ii) the Class A-2-T2 Term Notes will be a rate per annum equal to 1.99%; (iii) the Class B-1-T2 Term Notes will be a rate per annum equal to 1.74%; (iv) the Class B-2-T2 Term Notes will be a rate per annum equal to 2.48%; (v) the Class C-1-T2 Term Notes will be a rate per annum equal to 3.22%; (vi) the Class C-2-T2 Term Notes will be a rate per annum equal to 3.96%; (vii) the Class D-1-T2 Term Notes will be a rate per annum equal to 3.96%; and (viii) the Class D-2-T2 Term Notes will be a rate per annum equal to 4.94%.

“Senior Secured Term Loan Facility Agreement” means the Senior Secured Term Loan Facility Agreement, dated as of September 1, 2011, among OFC, as borrower, certain subsidiaries of OFC, as subsidiary guarantors, the lenders party thereto from time to time and the Administrative Agent, as administrative agent and as collateral agent, as amended, supplemented, restated, or otherwise modified from time to time.

“Series 2012-T2 Note Balance” means the aggregate Note Balance of the Series 2012-T2 Notes.

“Series 2012-T2 Placement Agency Agreement” means that certain Placement Agency Agreement, dated October 10, 2012, by and among the Issuer, the Receivables Seller Barclays, as Placement Agent and Wells Fargo Securities, LLC as Placement Agent.

“Stated Maturity Date” means October 15, 2043 for the Group 1 Notes and October 15, 2045 for the Group 2 Notes.

“Stressed Time” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is one (1), and the denominator of which equals the related Stressed Time Percentage times the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means, for the Series 2012-T2 Notes, Class A-T2 Term Notes: 9.00%, Class B-T2 Term Notes: 12.00%, Class C-T2 Term Notes: 16.00% and Class D-T2 Term Notes: 22.00%.

“Target Amortization Amounts” means, for each Class of the Series 2012-T2 Notes, 1/6 of the Note Balance at the close of business on the last day of its Revolving Period.

“Target Amortization Event” for any Class of the Series 2012-T2 Notes, means the earlier of (A) the related Expected Repayment Date for such Class or (B) the occurrence of any of the following conditions or events, which is not waived by 100% of the Holders of the Series 2012-T2 Notes:

(i) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates is less than five times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of all Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of Outstanding Notes during the related Monthly Advance Collection Period;

(ii) the occurrence of one or more Servicer Termination Events under Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements then included in the Facility, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade or the transfer of subservicing of any such Designated Servicing Agreement without the prior written consent of the Administrative Agent;

(iii) the Monthly Reimbursement Rate is less than 8.00%; or

(iv) the rating assigned to any Class of Notes is reduced below the Applicable Rating assigned to such Class of Notes.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement and the Series 2012-T2 Placement Agency Agreement, each as amended, supplemented, restated or otherwise modified from time to time.

“Trigger Advance Rate” means, for any Class within the Series 2012-T2 Notes, as of any date, the rate equal to (1) 100% minus (2) the product of (a) one-twelfth of the weighted average interest rates for all Classes of Series 2012-T2 Notes, as of such date plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.

“UPB Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the lesser of (A) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such day, and (B) the aggregate of the Receivable Balances of Facility Eligible Receivables under such Designated Servicing Agreement on such date over (ii) the aggregate of the unpaid principal balances of the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

“Weighted Average Foreclosure Timeline” means, as of any Determination Date, calculated as of the end of the preceding calendar month, the six-month rolling average of the number of months (calculated consistently with then current Fannie Mae state foreclosure timeline guidance) elapsed from the initiation of foreclosure through the foreclosure sale of each Mortgage Loan serviced under the Designated Servicing Agreements (with each Mortgage Loan weighted equally).

Section 3.	Forms of Series 2012-T2 Notes.

The form of the Rule 144A Global Note and of the Regulation S Global Notes that may be used to evidence the Series 2012-T2 Term Notes in the circumstances described in Section 5.4(c) of the Base Indenture are attached to the Base Indenture as Exhibits A-1 and A-3, respectively. For the avoidance of doubt, and subject to the terms and provisions of Section 5.4 of the Base Indenture, the Series 2012-T2 Term Notes are to be issued Book-Entry Notes.

Section 4.	Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2012-T2 Notes, the Collateral Value shall be zero for any Receivable that:

(i) is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100%;

(ii) is attributable to any Designated Servicing Agreement to the extent that such Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related UPB Ratio to exceed 20%;

(iii) is attributable to any Designated Servicing Agreement to the extent that the related Receivable Balance, when added to the aggregate Receivable Balance already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 20%;

(iv) is attributable to a Designated Servicing Agreement that is a Low Threshold Servicing Agreement;

(v) is attributable to a Designated Servicing Agreement that is a Middle Threshold Servicing Agreement;

(vi) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balance outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15% of the aggregate of the Receivable Balances of all Receivables included in the Trust Estate; and

(vii) until Wells Fargo Securities, LLC, as Administrative Agent under the Base Indenture, shall have provided its written consent (in its sole and absolute discretion), and notwithstanding satisfaction of clauses (xi) and (xii) of the definition of “Facility Eligible Receivable” and clause (viii) of the definition of “Facility Eligible Servicing Agreement” in the Base Indenture, is a Servicing Fee Advance Receivable.

Section 5.	General Reserve Account.

In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a General Reserve Account with respect to the Series 2012-T2 Term Notes for the benefit of the Series 2012-T2 Noteholders.

Section 6.	Payments; Note Balance Increases; Early Maturity.

The Paying Agent shall make payments of interest on the Series 2012-T2 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture and any payments of interest, Cumulative Interest Shortfall Amounts, or Fees allocated to the Series 2012-T2 Notes shall be paid first to the Class A-T2 Term Notes, pro rata, thereafter to the Class B-T2 Term Notes, pro rata, thereafter to the Class C-T2 Term Notes, pro rata, and thereafter to the Class D-T2 Term Notes, pro rata. The Paying Agent shall make payments of principal on the Series 2012-T2 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture during any Target Amortization Period or in any Full Amortization Period.

The Series 2012-T2 Notes are subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture and each of the Class A-1-T2 Term Notes, Class B-1-T2 Term Notes, Class C-1-T2 Term Notes and Class D-1-T2 Term Notes are subject to redemption and refinancing pursuant to Section 7 of this Indenture Supplement.

Any payments of principal allocated to the Series 2012-T2 Notes during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A-T2 Term Notes, pro rata, until their Note Balance has been reduced to zero, second, to the Class B-T2 Term Notes, pro rata. until their Note Balance has been reduced to zero, third, to the Class C-T2 Term Notes, pro rata, until their Note Balance has been reduced to zero, and fourth, to the Class D-T2 Term Notes, pro rata, until their Note Balance has been reduced to zero.

Notwithstanding anything to the contrary in Section 8.1(a)(i) of the Base Indenture, an Event of Default under Section 8. 1(a)(i) shall exist on the Series 2012-T2 Notes only if there is a default (which default continues for a period of two (2) Business Days following written or electronic notice from the Indenture Trustee or the Administrative Agent), in the payment of any principal, Senior Interest Amount or any Fees due and owing on any Payment Date (including without limitation the full aggregate amount of any Target Amortization Amounts due on such Payment Date).

Section 7.	Optional Redemption and Refinancing.

The Class A-1-T2 Term Notes, the Class B-1-T2 Term Notes, the Class C-1-T2 Term Notes and the Class D-1-T2 Term Notes are subject to optional redemption by the Issuer pursuant to Section 13.1 of the Base Indenture, in whole but not in part with respect to such group of Classes, using the proceeds of the issuance and sale of one or more new Classes of Series 2012-T2 Notes issued pursuant to a supplement to this Indenture Supplement, on any Business Day after the date on which the related Revolving Period ends or on any Business Day within 10 days prior to the end of such Revolving Period upon 10 days’ prior notice to the Indenture Trustee. In anticipation of a redemption of any Class or group of Classes of Notes at the end of its Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the 90 day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Class or Classes to be redeemed, on the last day of their Revolving Period. Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Holders of any of the Notes pursuant to Section 12(a)(iv) of the Base Indenture. Any Notes issued in replacement for the Class A-1-T2 Term Notes, the Class B-1-T2 Term Notes, the Class C-1-T2 Term Notes and the Class D-1-T2 Term Notes will have the same rights and privileges as the Class of Series 2012-T2 Note that was refinanced with the related proceeds thereof.

Section 8.	[RESERVED].

Section 9.	Series Reports.

(a) Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2012-T2 Notes:

(i) the unpaid principal balance of the Mortgage Loans subject to any Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii) the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100%;

(iii) the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 20%;

(iv) the UPB Ratio for each Designated Servicing Agreement, and whether the UPB Ratio for such Designated Servicing Agreement exceeds 20%;

(v) for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vi) for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vii) the Weighted Average Foreclosure Timeline as of the Determination Date for the most recently ended calendar month;

(viii) a list of each Target Amortization Event for the Series 2012-T2 Notes and presenting a yes or no answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date.

(ix) whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has zero Collateral Value by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement;

(x) a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three), and the arithmetic average of the three;

(xi) the Monthly Reimbursement Rate for the upcoming Payment Date or Interim Payment Date;

(xii) whether any Target Amortization Amount that has become due and payable has been paid;

(xiii) the PSA Stressed Non-Recoverable Advance Amount for the upcoming Payment Date or Interim Payment Date; and

(xiv) the Trigger Advance Rate for each Class.

In addition to the information provided in the above Calculation Agent Report, to the extent the following information is specifically provided to the Calculation Agent by HLSS or OLS, the Calculation Agent shall promptly, from time to time, provide such other financial or non-financial information, documents, records or reports with respect to the Receivables or the condition or operations, financial or otherwise, of HLSS or OLS, including any information available to HLSS or OLS, as the Administrative Agent or any Noteholder may from time to time reasonably request in order to assist the Administrative Agent or such Noteholder in complying with the requirements of Article 122a(4) and (5) of the CRD as may be applicable to the Administrative Agent or such Noteholder; provided, that this Section 9(a)(xv) shall be applicable to any and all other Series of Notes issued under the Base Indenture.

(b) Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c) Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (i) the occurrence of any of the events described in clause (ii) of the definition of “Target Amortization Event,” or (ii) compliance with clause (vi) of the definition of “Facility Eligible Servicing Agreement.”

Section 10.	Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Holders of the Series 2012-T2 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(b) and Article XII thereof and Section 12 hereof, as applicable, have been satisfied.

Section 11.	Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

Section 12.	Amendments.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture, and in addition to and otherwise subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Holders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer, the Subservicer (whose consent shall be required only to the extent that such amendment would materially affect the Subservicer) and the Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect, may amend this Indenture Supplement for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any provision in the final Private Placement Memorandum dated October 16, 2012, as it may be amended or supplemented from time to time; (iii) to take any action necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; (iv) to issue additional Classes of Series 2012-T2 Notes in accordance with Section 7 of this Indenture Supplement; or (v) to amend any other provision of this Indenture Supplement.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent 100% of the Series 2012-T2 Notes, supplement, amend or revise any term or provision of this Indenture Supplement.

Section 13.	Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 14.	Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 15.	Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2012-T2 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2012-T2 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Holders of Series 2012-T2 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2012-T2 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2012-T2 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 15 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2012-T2 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 15 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2012-T2 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 16.	Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

IN WITNESS WHEREOF, HLSS Servicer Advance Receivables Trust, as Issuer, HLSS Holdings, LLC (as Administrator on behalf of the Issuer and as Servicer (on and after the MSR Transfer Date)), Ocwen Loan Servicing, LLC (as Servicer (prior to the MSR Transfer Date)), Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and Barclays Bank PLC, as Administrative Agent, have caused this Indenture Supplement relating to the Series 2012-T2 Notes, to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

HLSS SERVICER ADVANCE RECEIVABLES TRUST, as Issuer		DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity
By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Yvette L. Howell	By:	/s/ Amy McNulty
	Name: Yvette L. Howell		Name: Amy McNulty
	Title: Assistant Vice President		Title: Associate

		By:	/s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

HLSS HOLDINGS, LLC, as Administrator and as Servicer (on or after the MSR Transfer Date)		OCWEN LOAN SERVICING, LLC, as a Subservicer and as Servicer (prior to the MSR Transfer Date)

By:	/s/ James E. Lauter	By:	/s/ Ronald M. Faris
	Name: James E. Lauter		Name: Ronald M. Faris
	Title: SVP and CEO		Title: President and CEO

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Diane Rinnovatore
Name: Diane Rinnovatore
Title: Managing Director

[Signature Page to Indenture Supplement – HLSS Series 2012-T2 Notes]